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                                                                    Exhibit 12.1

Golfsmith
Computation of Earnings to Fixed Charges

                                                             1998           1999

Earnings before fixed charges:
    Income (loss) before taxes, extraordinary
    items and accounting changes                          $ 5,401        $ 7,484
Portion of rents representative of interest
    factor                                                  4,866          6,197
Interest on indebtedness                                    4,058          5,775
                                                          -------        -------
Earnings (loss) before fixed charges:                     $14,325        $19,456
                                                          =======        =======


Fixed Charges:
Portion of rents representative of interest
    factor                                                $ 4,866        $ 6,197
Interest on indebtedness                                    4,058          5,775
                                                          -------        -------
Total fixed charges                                       $ 8,924        $11,972
                                                          =======        =======

Ratio of earnings to fixed charges                            1.6            1.6

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
    2000            2001            2002
$ (5,794)        $ 7,414        $ (6,204)

   6,116           6,038           5,811
   6,905           6,825           7,416
--------         -------        --------
$  7,227         $20,277        $  7,023
========         =======        ========




$  6,116         $ 6,038        $  5,811
   6,905           6,825           7,416
--------         -------        --------
$ 13,021         $12,863        $ 13,227
========         =======        ========

     0.6             1.6             0.5